Exhibit 10.1

AMENDMENT TO
PREFERRED STOCK PURCHASE AGREEMENT

This Amendment (the "Amendment") to the Preferred Stock Purchase Agreement (the "Agreement"), dated as of June 8, 2004, between Benihana Inc., a Delaware corporation (the "Company"), and BFC Financial Corporation, a Florida corporation ("BFC" and, with the Company, the “Parties”) is made and entered into as of June 10, 2009, between the Company and BFC.

WITNESSETH:

WHEREAS, the Company and the BFC are parties to the Agreement pursuant to which the Company issued to BFC certain Series B Convertible Preferred Stock of the Company (the “Preferred Stock”);

WHEREAS, the Agreement may only be amended by an instrument in writing signed by the Company and BFC;

WHEREAS, the Certificate of Designations relating to the Preferred Stock sets forth the right of BFC to elect one member or, in certain circumstances, two members of the Board of Directors of the Company (the “Board”);

WHEREAS, pursuant to the Agreement, BFC agreed to defer, in certain circumstances, BFC’s right to elect one member of the Board so long as John E. Abdo, an executive officer of BFC, is a member of the Board;

WHEREAS, the Board wishes to elect Alan B. Levan, the current Chairman of the Board and Chief Executive Officer of BFC, as a member of the Board;

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.           Amendment to Section 4(j).  Section 4(j) of the Agreement is hereby amended and restated in its entirety as follows:

   (j)           Deferral of Right to Elect Additional Directors.  So long as Purchaser (or any of its Affiliates) is the holder of a majority of the outstanding Preferred Shares, Purchaser will not (and Purchaser will cause any such Affiliate not to) exercise its right to elect a director of the Company pursuant to (A) the first sentence of Section 7(d) of the Certificate of Designations if, at the time, John E. Abdo or Alan B. Levan (i) is serving as an officer or director of Purchaser, and (ii) has been elected as a director by the Company’s Board of Directors or holders of the Company’s Common Stock or Class A Common Stock and is serving as such or (B) the second sentence of Section 7(d) of the Certificate of Designations if, at the time, John E. Abdo and Alan B. Levan (i) are each serving as an officer or director of Purchaser, and (ii) have each been elected as a director by the Company’s Board of Directors or holders of the Company’s Common Stock or Class A Common Stock and is serving as such.

2.           Effect of Amendment. Except as expressly set forth herein, the terms and provisions of the Agreement remain in full force and effect and are hereby ratified and confirmed. References in any agreement, instrument or other document to the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

3.           Governing Law. This Amendment shall be governed by the laws of the State of Delaware.

4.           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same agreement.

5.           Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.           Successors and Assigns.   This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.           Waiver of Notice. By executing this Amendment, the Company and BFC hereby waive any notice requirement under the Agreement pertaining to the matters addressed herein.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first above written.

BENIHANA INC.

By:	/s/ Richard C. Stockinger
Name:	Richard C. Stockinger
Title:	Chief Executive Officer

BFC FINANCIAL CORPORATION

By:	/s/ John E. Abdo
Name:	John E. Abdo
Title:	Vice Chairman

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